Exhibit 10.3

ASSET CONTRIBUTION AGREEMENT

THIS ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of March 26, 2024 (the “Effective Date”), by and between AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), and UniverXome Bioengineering, Inc., a Delaware corporation (“UniverXome”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

BACKGROUND

WHEREAS, the Board of Directors of AgeX has determined that it is appropriate, desirable and in the best interests of AgeX and its stockholders to contribute certain assets to UniverXome in exchange for shares of UniverXome common stock to be issued by UniverXome to AgeX and in consideration for UniverXome assuming certain liabilities of AgeX, in connection with a planned merger between a wholly-owned subsidiary of AgeX and Serina Therapeutics, Inc.;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

AGREEMENT

ARTICLE 1

ASSET CONTRIBUTION AND ASSUMPTION OF LIABILITIES

1.1 Contribution of AgeX Assets. AgeX hereby agrees to contribute, transfer, assign, and convey to UniverXome all of AgeX’s right, title and interest in and to the following tangible and intangible assets (collectively, the “Contributed Assets”) on the terms and subject to the conditions set forth in this Agreement:

(a) Patents and Patent Applications: All of the patents and patent applications identified on Schedule 1.1(a), including all provisional applications, international (PCT) applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof, and all active prosecution cases related thereto (collectively, the “Contributed Patents”);

(b) Other Intellectual Property: All of the trade secrets, know-how and other IP Rights (other than patent rights, which are addressed in Section 1.1(a) of AgeX (collectively along with the Contributed Patents, the “Contributed IP”);

(c) Biological Materials: All of the biological materials identified on Schedule 1.1(c) (the biological materials referred to in this Section 1.1(c) being referred to in this Agreement as the “Contributed Biological Materials”); provided, however, that AgeX shall not be obligated to contribute, transfer and convey any Contributed Biological Materials that were lost or destroyed before or following the date hereof, and provided further that AgeX makes no representation or warranty as to the condition or viability of Contributed Biological Materials;

(d) Trademarks/Service Marks. All of the trademarks or service marks identified on Schedule 1.1(d), including all applications for registration of such trademarks and service marks;

(e) Equipment: All of the equipment identified on Schedule 1.1(e) (it being understood that equipment owned by a Third Party and leased to AgeX or as to which AgeX has an obligation to transfer to a Third Party shall not constitute a Contributed Asset);

(f) Inventory: All of the finished goods, works in process, raw materials and supplies identified on Schedule 1.1(f) to the extent in AgeX’s possession on the Closing Date;

(g) Files and Records: Copies of all books and records (including accounting records, vendor files, customer lists, accounts receivable and payable records) related to the Contributed Assets, and all lab note books, files and data identified on Schedule 1.1(g); provided, however, that AgeX shall be entitled to retain, subject to the confidentiality obligations contained herein, copies of such items following the Closing;

(h) Regulatory Filings: All of the Regulatory Filings of AgeX identified on Schedule 1.1(h);

(i) Government Authorizations. To the extent permitted by law, all licenses, Government Authorizations, approvals and authorizations of AgeX by any Governmental Body that are identified on Schedule 1.1(i);

(j) Prepaid Expenses: All prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees related to the Contributed AgeX Assets or the Assumed Liabilities;

(k) Warranties: All of AgeX’s warranty, indemnity and all similar rights against third parties to the extent related to the Contributed AgeX Assets, Assigned Contracts, or Assumed Liabilities;

(l) 24,000,000 shares of common stock, no par value, of ReCyte Therapeutics, Inc., a California corporation (“ReCyte”), and 1,000 shares of common stock, par value $0.0001 per share, of Reverse Bioengineering, Inc., a Delaware corporation; and

(m) Goodwill: All goodwill associated with any of the Contributed Assets.

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1.2 Assumption of Liabilities.

(a) UniverXome Liabilities. Simultaneously with the Closing, UniverXome shall assume and be liable for, and shall pay, perform and discharge, when due all of the Liabilities of AgeX in existence as of the Effective Time, excluding Transaction Expenses and AgeX Retained Obligations, (the “Assumed Liabilities”). Without limiting the generality of the immediately preceding sentence, UniverXome shall assume and Assumed Liabilities shall include: (i) all Liabilities arising from the contracts, agreements, promissory notes, and instruments identified on Schedule 1.2(a) (the “Assumed Loan Liabilities”); (ii) Liabilities relating primarily to, arising primarily out of or resulting primarily from, the ownership, use, licensing, or sublicensing of any Contributed Assets arising before, on, or after the Closing Date; (iii) Liabilities arising under or resulting from Assigned Contracts (as defined below), including but not limited to (A) payments due and owing under any Assigned Contract whether arising before, on, or after the Closing Date, or (B) any and all Liabilities or obligations arising out of any breach of or default by AgeX under any provision of any Assigned Contract, including any liabilities or obligations attributable to any failure of AgeX to perform thereunder or comply with the terms thereof, and any indemnification obligations of AgeX; and (iv) Liabilities relating to or arising out of or resulting from any Proceeding, pending on or before, or brought or arising after, the Closing Date, related to (A) the ownership, use, storage, or disposal of any Contributed Asset, or (B) any Assigned Contract.

(b) Serina Retained Liabilities. Notwithstanding Section 1.2(a), the parties agree that UniverXome is not assuming, and the Assumed Liabilities shall not include, any liabilities or obligations of whatever nature of Serina, whether in existence on or before or arising after the Closing Date, and whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing Date.

(c) Licenses and Contracts. AgeX shall assign to UniverXome all rights and obligations of AgeX under the licenses, sublicenses, and contracts identified on Schedule 1.2(c) (the “Assigned Contracts”) and UniverXome shall assume and perform all of AgeX’s obligations and liabilities thereunder;

(d) AgeX Retained Obligations. Notwithstanding Section 1.2(a), the parties agree that UniverXome is not assuming, and the Assumed Liabilities shall not include, any liabilities or obligations of whatever nature of AgeX, whether in existence on or before or arising after the Closing Date, and whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing Date, arising under or in connection with the contracts, agreements, and instruments listed or referenced on Schedule 1.2(d) (the “AgeX Retained Obligations”).

(e) Assumption Agreements. At the Closing, UniverXome shall (i) execute and deliver to AgeX and Juvenescence an Agreement with Respect to Convertible Notes of Promissory Notes substantially in the form of Exhibit B (the “Loan Assumption Agreement”) with respect to the assumption of the Assumed Loan Liabilities by UniverXome, and (ii) assumption agreements in such form and substance as AgeX may approved with respect to Assigned Contracts.

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1.3 Consents; Assignments Not Effected at Closing.

(a) AgeX and UniverXome shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any Consent required for the transfer and assignment of all Contributed Assets, including all Assigned Contracts, to UniverXome, and to permit UniverXome to assume the Liabilities of AgeX under the Assigned Contracts.

(b) Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 1.3, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery of any Contributed Asset to UniverXome would result in a violation of applicable Legal Requirements or would require the Consent of a Person (including any Governmental Body), who is not a Party to this Agreement or an Affiliate of a Party to this Agreement, and such Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, of such Contributed Asset until such Consent shall have been obtained. If any Consent required for AgeX to assign any Contributed Asset to UniverXome is not obtained on or before Closing, the Closing shall occur notwithstanding,. AgeX and UniverXome shall use commercially reasonable efforts, and shall cooperate with each other, following the Closing to obtain such Consent. Once such Consent is obtained, AgeX shall sell, assign, transfer, convey and deliver to UniverXome such Contributed Asset. AgeX shall hold such Contributed Asset for the use and benefit of UniverXome, and to the extent commercially reasonable and feasible and permitted by Applicable Law, AgeX shall provide UniverXome (or such Third Party as UniverXome may designate) with the use and possession of such Contributed Asset prior to the receipt of the Consent required for the transfer of the Contributed Asset to UniverXome. UniverXome shall bear the risk of loss of such Contributed Asset, until such Consent is received and the transfer is completed, and any and all costs incurred by AgeX in connection with the continued possession or ownership of such Contributed Asset prior to the date any such required Consent is obtained shall be borne and reimbursed, promptly upon request, to AgeX by UniverXome. In the case of Contributed Patents or other Contributed IP, UniverXome shall bear and reimburse AgeX, promptly upon request, for any and all costs and expenses related to the maintenance, prosecution, and enforcement of such patents or other IP Rights due and payable prior to the Closing Date and from the Closing Date through the date the required Consent to assign such IP Rights is obtained, and thereafter such costs and expenses shall be the direct obligation of UniverXome.

(c) Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 1.3, to the extent that the assignment of any Assigned Contract to UniverXome would result in a violation of applicable Legal Requirements or would require the Consent of a Person (including any Governmental Body) who is not a Party to this Agreement or an Affiliate of a Party to this Agreement, and such Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute an assignment, or an attempted assignment, of such Assigned Contract until such Consent shall be been obtained; provided, that UniverXome shall perform all obligations of AgeX under any such Assigned Contract to the extent that UniverXome may do so without such performance constituting a breach or default by AgeX pursuant to such Assigned Contract; provided, further, that the Closing shall occur notwithstanding the foregoing. If any Consent required for AgeX to assign any Assigned Contract to UniverXome and for UniverXome to assume AgeX’s obligations under any Assigned Contract is not obtained on or before Closing, AgeX and UniverXome shall use commercially reasonable efforts, and shall cooperate with each other, following the Closing to obtain such Consent. Once such Consent is obtained, AgeX shall assign to UniverXome, and UniverXome shall assume, such Assigned Contract. Any and all costs incurred by AgeX in connection with the continued performance of obligations under any Assigned Contract prior to the date any such required Consent is obtained shall be borne and reimbursed to AgeX by UniverXome promptly upon request.

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(d) After the Closing Date, AgeX may receive mail, packages and other communications intended to be sent or properly belonging to UniverXome, and UniverXome may receive mail, packages and other communications intended to be sent or properly belonging to AgeX. Accordingly, at all times after the Closing Date, the Party receiving any such mail, package and other communication shall be entitled to open the same and to the extent that it does not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, package or other communication (or, in case the same also relates to the business of the receiving Party, copies thereof) to such the Party to which it relates. The provisions of this Section 1.3(d) are not intended to, and shall not, be deemed to constitute an authorization by any Party to accept service of process on behalf of the other Party or to constitute any Party an agent for service of process of the other Party.

1.4 Issuance of UniverXome Shares to AgeX . At the Closing, as consideration for the Contributed Assets and assumption of the Assumed Liabilities, UniverXome shall issue to AgeX 1,000 UniverXome Shares in uncertificated, book-entry format. All of such UniverXome Shares when so issued to AgeX pursuant to this Agreement shall be duly authorized, legally and validly issued, fully paid, and nonassessable.

1.5 Disclaimer of Representations and Warranties; Independent Investigation;.

(a) ALL CONTRIBUTRED ASSETS ARE BEING CONTRIBUTED ON AN “AS IS” AND “WHERE IS” BASIS AND EACH OF UNIVERXOME AND AGEX UNDERSTANDS AND AGREES THAT AGEX IS MAKING NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND AGEX HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO (I) THE CONTRIBUTED ASSETS, INCLUDING BUT NOT LIMITED TO THE CONDITION OF CONTRIBUTED ASSETS, WHICH DISCLAIMER INCLUDES A DISCLAIMER AS TO THE VIABILITY OF CONTRIBUTED BIOLOGICAL MATERIALS AND OPERABILITY OR STATE OF REPAIR OF CONTRIBUTED EQUIPMENT, (II) THE VALUE OF ANY CONTRIBUTED ASSETS OR FREEDOM OF ANY CONTRIBUTED ASSETS FROM ANY SECURITY INTERESTS, (III) WARRANTIES OF NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY MERCHANTABILITY, FITNESS, OR ANY OTHER MATTER CONCERNING ANY CONTRIBUTED ASSETS, (IV) THE ENFORCEABILITY, ABSENCE OF ANY DEFENSES, OR RIGHT WITH RESPECT TO ANY CONTRIBUTED PATENTS OR OTHER INTELLECTUAL PROPERTY OF ANY KIND OR NATURE, OR (V) THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE. UNIVERXOME SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (X) ANY CONTRIBUTION, CONVEYANCE, TRANSFER, OR ASSIGNMENT SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY LIEN, SECURITY INTEREST, OR OTHER ENCUMBRANCE OR ADVERSE CLAIM, AND (Y) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY LEGAL REQUIREMENTS, ORDERS, OR JUDGMENTS ARE NOT COMPLIED WITH.

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(b) UniverXome acknowledges that it has conducted its own independent investigation, review and analysis of the Contributed Assets, the Assigned Contracts, and Assumed Liabilities. UniverXome acknowledges that it and its Representatives have been provided adequate access to AgeX personnel, properties, premises and records pertaining to the Contributed Assets, the Assigned Contracts, and Assumed Liabilities for such purpose. In entering into this Agreement, UniverXome acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of AgeX or any of its Representatives who are not also Representatives of UniverXome. UniverXome hereby agrees and acknowledges that neither AgeX nor any of its Affiliates or Representatives, make or have made, and UniverXome is not relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed Assets, the Assigned Contracts, and Assumed Liabilities including as to: (i) merchantability or fitness of any Contributed Asset for any particular use or purpose; or (ii) the use of any Contributed Assets or technology included in the Contributed Assets for any purpose.

(c) UniverXome hereby assumes any and all risks arising from or in connection with the acquisition, ownership, and use of the Contributed Assets and the assumption of the Assigned Contracts and Assumed Liabilities. AgeX shall not be subject to any liability or indemnification obligation to UniverXome or to any other Person resulting from the delivery of the Contributed Assets or assignment of any Assigned Contract to UniverXome, or from the acquisition, ownership, or use of the Contributed Assets or assignment of the Assigned Contracts by UniverXome.

(d) UniverXome agrees to indemnify, defend, and hold AgeX harmless from any and all claims, lawsuits, or other Proceedings brought by any third-party, and any and all damages and liabilities to any third-party, arising from or in connection with the ownership, use, licensing, or sale, by UniverXome, of Contributed Assets or the assignment or assumption of any Assigned Contract or Assumed Liability.

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(e) Each of AgeX and UniverXome further understands and agrees that if the disclaimer of express or implied representations and warranties contained in this Section 1.5 is held unenforceable or is unavailable for any reason under the laws of any state, country, or other jurisdiction, and as a result either AgeX severally is, or AgeX and UniverXome jointly or severally are, liable for any liability so disclaimed, then AgeX and UniverXome intend that, notwithstanding any provision to the contrary under any law, the provisions of this Agreement, including (i) the disclaimer of all representations and warranties, and (ii) indemnification obligations of UniverXome to AgeX pursuant to Section 1.5(d) shall prevail for any and all purposes between AgeX and UniverXome.

(f) UniverXome hereby waives compliance with the requirements and provisions of any “bulk-sale” or “bulk transfer” laws of any jurisdiction that may be applicable with respect to the transfer, sale, or assignment of any or all of the Contributed Assets to UniverXome.

1.6 Closing.

(a) The closing of the contribution of the Contributed Assets and the issuance of the UniverXome Shares pursuant to this Agreement (the “Closing”) shall take place on the later of (a) the date on which AgeX and UniverXome shall have executed and delivered this Agreement, and (b) the date on which AgeX and UniverXome shall have received from Juvenescence Limited (“Juvenescence”) a duly executed counterpart of the Loan Assumption Agreement.

(b) At the Closing, UniverXome shall issue the UniverXome Shares in accordance with this Agreement in uncertificated format using the book entry of such shares in the name of AgeX, at the election of AgeX.

(c) Subject to Section 1.3, at the Closing, AgeX shall execute and deliver to UniverXome (i) such bills of sale, endorsements, assignments, and other documents as UniverXome may, acting reasonably and in good faith, determine to be necessary or appropriate to assign, convey, transfer and deliver to UniverXome title to the Contributed Assets (including notice of assignment to UniverXome of the patents, patent applications, and trademarks and service marks included in the Contributed Patents, in such form and content as may be required for filing or recording with the United States Patent and Trademark Office, and each other office of any government or regulatory body as UniverXome may designate), and (ii) such assignment and assumption agreements as UniverXome may, acting reasonably and in good faith, determine to be necessary or appropriate for AgeX to assign and UniverXome to assume the Assigned Contracts and Assumed Liabilities, and (iii) such Consents as UniverXome may, acting reasonably and in good faith, determine to be necessary or appropriate to assign, convey, transfer and deliver to UniverXome title to the Contributed Assets and for AgeX to assign and for UniverXome to assume the Assigned Contracts and Assumed Liabilities.

(d) At or within a reasonable time after Closing, AgeX and UniverXome shall identify as belong to UniverXome, by affixing labels or similar methods, Contributed Assets that remain on the premises of office or storage facilities leased or used by AgeX. AgeX shall not be liable to UniverXome for any loss or damage to Contributed Assets located at AgeX leased facilities unless such loss or damage is caused by the gross negligence or intentional misconduct of AgeX employees. UniverXome shall have the right to remove Contributed Assets from such premises at any time upon not less than five (5) Business Days advance written notice to AgeX and AgeX shall cooperate in providing UniverXome and its contractors with access to AgeX’s premises for the removal of such Contributed Assets, provided that (i) such removal shall be at UniverXome’s expense and risk, and (ii) UniverXome shall indemnify AgeX from and shall promptly repair in a workmanlike manner at UniverXome’s expense any damage to the premises or AgeX property of any kind damaged or destroyed by UniverXome or any contractor of UniverXome in the course of removing Contributed Assets from the premises at which such Contributed Assets were located.

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ARTICLE 2

POST-CLOSING COVENANTS

2.1 Further Assurances and Post Closing Access.

(a) From and after the Closing, each Party shall cooperate with the other Party, and shall cause to be executed and delivered such documents as the other Party may reasonably request, for the purpose of perfecting, completing, or documenting the transactions contemplated by this Agreement.

(b) During the Access Period each Party shall provide the other Party reasonable access to its properties, books and records, and personnel having knowledge of the content of such books and records, for purposes reasonably related to compliance with Legal Requirements.

2.2 Confidentiality.

(a) The Parties acknowledge and agree that information contained within lab notebooks, files, data, books, and records, and similar documents has been maintained by AgeX as Confidential Information and may include trade secrets. The portion of the Confidential Information that is being contributed to UniverXome pursuant to Section 1.1(b) and Section 1.1(g) shall belong to UniverXome upon contribution to UniverXome and shall thereafter constitute UniverXome’s Confidential Information and all other Confidential Information not so contributed shall remain AgeX’s Confidential Information.

(b) Except as provided in this Agreement, each Party shall hold, and shall cause its Representatives to hold, in strict confidence and not to disclose, release or use (including for any ongoing or future commercial purpose) Confidential Information belonging to the other Party, without the prior written consent of the Party to whom the Confidential Information belongs, which consent, in each case, may be withheld in the sole and absolute discretion of the Party that owns the Confidential Information. A Party may disclose, or may permit disclosure of, Confidential Information belonging to the other Party (i) if required or compelled to disclose such Confidential Information by judicial or administrative process or by other Legal Requirement or if the Party is advised by outside counsel in connection with a Proceeding brought by a Governmental Body that it is advisable to make such disclosure, or (ii) as required in connection with any Proceeding by one Party against any other Party. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (i) or (ii) of this paragraph, the Party making such disclosure shall promptly notify (to the extent permissible by law) the other Party of the existence of such request, demand or disclosure requirement and shall provide the other Party a reasonable opportunity to seek an appropriate protective order or other remedy, which the Party planning to make disclosure will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party making disclosure shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information. A Party shall not be restricted from disclosing “Confidential Information” of the other Party if such Confidential Information: (x) is in the public domain at the time of such disclosure and entered the public domain through no improper action or inaction by the disclosing Party; (y) was disclosed to the disclosing Party by a Third Party that did not receive the information from the disclosing Party under restriction prohibiting disclosure; or (z) was independently developed by the disclosing Party without the use of Confidential Information belonging to the other Party.

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(c) Each Party acknowledges that it may have in its possession confidential or proprietary information of Third Parties that was received under confidentiality or non-disclosure agreements between the other Party and such Third Party. Each Party shall comply, and shall cause its officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such Third Party agreements, with respect to any confidential and proprietary information of Third Parties to which it has had access.

(d) Notwithstanding anything to the contrary set forth herein, the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise at least the same degree of care that AgeX applies to AgeX’s confidential information and proprietary information pursuant to policies in effect as of the Closing.

(e) Notwithstanding anything to the contrary set forth herein, AgeX shall have the right to disclose UniverXome’s Confidential Information or other information concerning the technology, research and development programs, assets, liabilities, business, contracts, operations, management, financial condition, financial results, or prospects of UniverXome (including but not limited to information concerning the terms and conditions of any and all contracts and agreements to which UniverXome is or becomes a party and the financial statements of UniverXome) (1) at any time and for any reason or purpose as AgeX may in its sole discretion determine while UniverXome remains a wholly-owned subsidiary of AgeX, or (2) that AgeX determines in good faith to be material to an evaluation or understanding of the assets, liabilities, business, financial condition, financial results, or prospects of AgeX and its subsidiaries, as follows: (i) in any report or as an exhibit to any report filed under the Exchange Act; (ii) in any prospectus, prospectus supplement, or registration statement or as an exhibit to any registration statement filed under the Securities Act; (iii) to any actual or prospective investor, bank or other lender, or investment banker or their respective legal advisors, accountants, and consultants in connection with any financing activities of AgeX; (iv) to any prospective party to any merger or consolidation with AgeX or any subsidiary of AgeX, or to their respective legal advisors, accountants, and consultants; or (v) to any prospective purchaser of UniverXome Shares or any other UniverXome securities that AgeX may hold or acquire, or to their legal advisors, accountants, and consultants; provided, that in the case of any disclosure of UniverXome’s Confidential Information pursuant to clause (iii), (iv), or (v) while UniverXome is not a wholly-owned subsidiary of AgeX, AgeX shall obtain a confidentiality agreement on customary terms and conditions from any Third Party to whom such disclosure is made, except when the Third Party has a fiduciary or other duty of confidentiality to AgeX.

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(f) The Parties agree that irreparable damage may occur in the event that the provisions of this Section 2.2 are not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction to enforce specifically the terms and provisions of this Section 2.2 in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

ARTICLE 3

MISCELLANEOUS PROVISIONS

3.1 Fees & Expenses. UniverXome shall bear and pay all fees, costs and expenses that have been incurred or that incurred by, on behalf or for the benefit of each of AgeX and UniverXome in connection with: (i) the negotiation, preparation and review of this Agreement; (ii) the preparation and submission of any filing or notice required to be made or given to effect or perfect the transfer of title to Contributed Assets to UniverXome, including the preparation and filing of any certificate, notice, or other instrument or document to convey, transfer, and assign the Contributed Assets to UniverXome in connection with the Closing; and (iii) all costs and expenses incurred to assign the Assigned Contracts and to obtain any Consent of a Third Party to the assignment of any Assigned Contract or sale, transfer, conveyance and assignment of any Contributed Asset from AgeX to UniverXome.

3.2 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) at the time and date of delivery, when delivered by hand; (b) the next Business Day if sent by next Business Day courier service; (c) at the time and date of transmission, if sent by email transmission before 5:00 p.m. in Delaware; (d) on the next Business Day, if sent by email transmission after 5:00 p.m. in Delaware; in any case to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other Parties hereto):

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Any notice to be provided prior to Effective Time as defined in the Merger Agreement:

If to UniverXome:

UniverXome Bioengineering, Inc.

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

Attention: Chief Financial Officer

If to AgeX:

AgeX Therapeutics, Inc.

1101 Marina Village Parkway Suite 201

Alameda, CA 94501

Attention: Chief Financial Officer

Any notice to be provided after the Effective Time as defined in the Merger Agreement:

If to UniverXome:

UniverXome Bioengineering, Inc.

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

Attention: Chief Financial Officer

If to AgeX:

AgeX Therapeutics, Inc.

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

Attention: Chief Financial Officer

3.3 Headings. The headings and titles of Articles, Sections and paragraphs contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.4 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. Parties may execute this Agreement and any ancillary agreement or document in connection with this Agreement by electronic signature, which signature shall be deemed an original.

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3.5 Governing Law; Venue. This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles. Each of the Parties hereto: (i) consents to and submits to the exclusive jurisdiction and venue of the courts of the State of Delaware or the United States District Court for Delaware, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court; (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

3.6 Successors and Assigns; Parties in Interest.

(a) This Agreement shall be binding upon and shall inure to the benefit of UniverXome, AgeX, and their respective successors and assigns.

(b) Neither AgeX nor UniverXome may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, provided, however, that no such consent shall be required for any merger or consolidation of a Party with another business entity if the obligations of the merged or consolidated Party survive such merger or consolidation and are binding on the surviving or consolidated business entity. Any attempted assignment or delegation not made in compliance with this Section 3.6 shall be void.

3.7 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

3.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of AgeX and UniverXome.

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3.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, and this Agreement shall be enforceable as so modified.

3.10 Entire Agreement. This Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

3.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections” and “Exhibits” are intended to refer to Articles and Sections of this Agreement and Exhibits to this Agreement.

Signatures on following page

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The Parties to this Agreement have caused this Agreement to be executed and delivered as of the Effective Date first written above.

AgeX Therapeutics, Inc.

By:	/s/ Joanne Hackett
Joanne Hackett

Title:	Interim Chief Executive Officer

UniverXome Bioengineering, Inc.

By:	/s/ Joanne Hackett
Joanne Hackett

Title:	Chief Executive Officer

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EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Access Period shall mean the period of time commencing on the Closing Date and ending on the earliest date by which AgeX has filed its Annual Report on Form 10-K with the Securities and Exchange Commission containing the report of its registered independent public accountant as to the audit of financial statements and control over internal financial reporting for the twelve months ending December 31, 2024.

Affiliate shall mean with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided, however, that for this purpose (i) AgeX and its subsidiaries other than UniverXome and subsidiaries of UniverXome shall not be considered Affiliates of UniverXome, and (ii) UniverXome and its subsidiaries shall not be considered Affiliates of AgeX.

Agreement shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Schedules and all other attachments and exhibits thereto), as it may be amended from time to time.

AgeX shall mean AgeX Therapeutics, Inc., a Delaware corporation.

AgeX Retained Obligations shall meaning ascribed to such term in Section 1.2(d).

Business Day shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Delaware are authorized or obligated by Legal Requirement or executive order to be closed.

Closing shall mean the consummation of the transfer and assignment of the Contributed Assets and Assigned Contracts, the assumption of the Assumed Liabilities, and the issuance of the UniverXome Shares, subject to any subsequent assignment of Contributed Assets and Assigned Contracts as contemplated by Section 1.3 in order to obtain any Consent required for the assignment of any Contributed Assets(s) and Assigned Contracts to UniverXome.

Confidential Information shall mean any and all information disclosed orally or in writing, or by graphic presentation, in any media or format, which is proprietary and confidential, including but not limited to: (a) the formulation, composition, or methods of manufacture of any material, substance, or product, (b) the results of any research, testing, or evaluation of any product, cell line, or technology, (c) formulae, processes, the content of patent applications, know-how, ideas, unpatented inventions, and research protocols, (d) research and development plans, programs, data, and results, (e) business methods and strategies, (f) business planning, marketing plans, and customer lists, (g) accounting, income tax, and financial information, accountant working papers, operating budgets, and financial projections, (h) the terms of contracts and licenses, and proposed contracts, licenses, and other business arrangements with third parties, (i) information concerning the compensation of employees and consultants; and (j) documents and information filed and correspondence and other communications with government agencies, authorities, or commission. Each Party’s Confidential Information may include trade secrets. In addition to information belonging to AgeX at the time of disclosure or delivery to UniverXome and described in the immediately preceding sentence, if AgeX received such information from a third party under an agreement, obligation, or duty of confidentiality or nondisclosure, such information shall be deemed Confidential Information for purposes of this Agreement.

Effective Time shall have the meaning ascribed to such term in the Merger Agreement.

Entity shall mean any corporation, general partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated association, or other entity.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Governmental Approval shall mean any permit, license, registration, qualification or authorization issued by any Governmental Body.

Governmental Body shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government, (c) any self-regulatory organizations; or (d) any agency, commission or similar body or authority of any Governmental Body described in “(a),” “(b)” or “(c)”of this sentence.

Legal Requirement shall mean any law, statute, rule or regulation issued, enacted or promulgated by any Governmental Body.

Liability shall mean any debt, obligation, duty, or liability of any nature or kind, (regardless of whether as of the date of the Agreement or the Effective Date such debt, obligation, duty, or liability is known, disclosed, matured, accrued, asserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary) whether arising pursuant to any contract, agreement, or instrument or under tort or by operation of law or under any Legal Requirement, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with United States Generally Accepted Accounting Procedures, and regardless of whether such debt, obligation, duty or liability is immediately due and payable, but excluding Transaction Expenses and obligations and liabilities for the payment of Transaction Expenses.

Merger Agreement shall mean that certain Agreement and Plan of Merger and Reorganization, entered into as of August 29, 2023, by and among AgeX, Canaria Transaction Corporation, an Alabama corporation and wholly owned subsidiary of AgeX, and Serina, as the same may be amended or supplemented from time to time.

Order shall mean any order, judgment, decree, injunction, ruling, decision or award issued by any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

Party shall mean AgeX or UniverXome, as the context requires; provided, that Parties means both AgeX and UniverXome.

Person shall mean any natural person, Governmental Body, or Entity.

Proceeding shall mean any demand, action, claim, lawsuit, countersuit, arbitration, inquiry, subpoena, case, litigation, or other proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Body, or any arbitrator or arbitration panel.

Representative means with respect to any Party any officer, director, employee, agent, consultant, or advisor of such Party.

Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Serina shall mean Serina Therapeutics, Inc., an Alabama corporation.

Third Party shall mean any Person other than (a) AgeX, (b) any subsidiary or other Affiliate of AgeX other than UniverXome, (c) UniverXome, (d) any subsidiary of UniverXome, (e) any Affiliate of UniverXome or of any subsidiary of UniverXome, other than AgeX or any subsidiary or Affiliate of AgeX, or (f) any officer or director of any Person described in (a), (b), (c), (d), or (e) of this sentence.

Transaction Expenses shall have the meaning ascribed to such term in the Merger Agreement.

UniverXome shall mean UniverXome Bioengineering, Inc., a Delaware corporation.

UniverXome Shares shall mean shares of UniverXome common stock, par value $0.0001 per share.